As filed with the Securities and Exchange Commission on May 15, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
34-1111088

(I.R.S. Employer Identification No.)

1900 East Ninth Street
Cleveland, Ohio	44114

(Address of Principal Executive Offices)	(Zip Code)
National City Corporation 2004 Deferred Compensation Plan

(Full Title of the Plan)
David L. Zoeller, Esq.
Executive Vice President and General Counsel
National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
(Name and Address of Agent For Service)
(216) 222-2000

(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount to be	Proposed Maximum Offering	Proposed Maximum	Amount of
of Securities to be Registered	Registered (1)	Price Per Unit (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock, par value of $4.00 per share	500,000	$37.45	$18,725,00.00	$2004

(1)	Number of shares represents additional shares of Common Stock being registered. See “Explanatory Note.” Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of Common Stock registered in this registration statement will be increased as a result of future stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on May 8, 2006 of National City Corporation’s common stock as reported on the New York Stock Exchange.

EXPLANATORY NOTE
This registration statement is being filed by the registrant pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 500,000 shares of common stock, par value of $4.00 per share, of the registrant, for issuance in connection with its 2004 Deferred Compensation Plan.
The registrant previously registered a total of 100,000 shares of common stock in connection with its 2004 Deferred Compensation Plan by means of a registration statement on Form S-8 (No. 333-12156), which was declared effective by the Securities and Exchange Commission on December 22, 2004.
INCORPORATION BY REFERENCE
The registrant hereby incorporates by reference the contents of its registration statement on Form S-8 (No. 333-12156).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, National City certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 15th day of May, 2006.

NATIONAL CITY CORPORATION

By /s/ Thomas A. Richlovsky

Thomas A. Richlovsky
Senior Vice President and Treasurer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 2006.

/s/ David A. Daberko* David A. Daberko	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey D. Kelly Jeffrey D. Kelly	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas A. Richlovsky Thomas A. Richlovsky	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Jon E. Barfield* Jon E. Barfield	Director

/s/ James S. Broadhurst* James S. Broadhurst	Director

/s/ Christopher M. Connor* Christopher M. Connor	Director

/s/ Bernadine P. Healy, M.D.* Bernadine P. Healy, M.D.	Director

/s/ S. Craig Lindner* S. Craig Lindner	Director

/s/ Paul A. Ormond* Paul A. Ormond	Director

/s/ Gerald L. Shaheen* Gerald L. Shaheen	Director

/s/ Jerry Sue Thornton, Ph.D.* Jerry Sue Thornton, Ph.D.	Director

/s/ Morry Weiss* Morry Weiss	Director

* David L. Zoeller, Executive Vice President and General Counsel of National City, as attorney-in-fact, signs this document on behalf of the above-named officers and directors pursuant to powers of attorney duly executed by such officers and directors and filed with the registration statement on Form S-8 (No. 333-12156) filed with the Securities and Exchange Commission on December 22, 2004.
/s/ David L. Zoeller*
David L. Zoeller, attorney-in-fact

EXHIBIT INDEX

5	Opinion of National City Corporation Law Department regarding legality.
23.1	Consent of National City Law Department (included in Exhibit 5).
23.2	Consent of Ernst & Young LLP.
24	Power of Attorney filed with the registration statement on Form S-8 (No. 333-12156), filed with the Securities and Exchange Commission on December 22, 2004 and incorporated herein by reference.

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